Exhibit 4.2

COMMON STOCK PURCHASE WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF, AND ANY INTEREST THEREIN MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

THE TRANSFER OF THIS WARRANT IS
RESTRICTED AS DESCRIBED HEREIN

VOID AFTER 5:00 P.M., NEW YORK TIME,
ON AUGUST  19, 2019

COPYTELE, INC.

Warrant for the Purchase
of
  250,000 Shares of Common Stock

No. 2

THIS CERTIFIES that, for value received, ZQX Advisors, LLC (the “Holder”) is entitled to subscribe for and purchase from CopyTele, Inc., a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth herein, at any time or from time to time on or after August 19, 2010 and before 5:00 P.M., New York time, on August 19, 2019 (the “Exercise Period”), 250,000 shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”) (the “Warrant Shares”), at a price of $ 0.555  per share (the “Exercise Price”).

No transfer of this Warrant or the Warrant Shares will be permitted unless a registration statement under the Securities Act of 1933, as amended (the “Act”), is in effect as to that transfer or, in the opinion of counsel reasonably satisfactory to the Company, registration under the Act is not necessary for that transfer to comply with the Act.  The term the “Holder” as used herein shall include any transferee to whom this Warrant has been transferred in accordance with the above.

1.
This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of Warrant Shares, by the surrender of this Warrant (with the Form of Election to Exercise at the end hereof duly completed and executed) to the Company at its office at 900 Walt Whitman Road, Melville, NY 11787, or at such other place as may be designated in writing by the Company, together with a certified or bank cashier’s check payable to the order of the Company or wire transfer of immediately available funds in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised.

2.
Upon each exercise of the Holder’s rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder.  As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder.  If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

3.
Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the “Warrant Register”) as they are issued.  The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith.  This Warrant shall be transferable on the books of the Company only upon delivery hereof with the Form of Assignment at the end hereof duly completed and executed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer.  In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced.  Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto.  This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent.  Notwithstanding the foregoing, the Company shall have no obligation to cause this Warrant to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

4.
The Company shall at all times during the Exercise Period reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefore.  The Company covenants that all Warrant Shares, upon receipt by the Company of the full payment therefore, shall be validly issued, fully paid, nonassessable.

5.
(a)   In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as “Reorganizations”), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the kind and amount of shares of stock or other securities or property receivable upon such Reorganization by a holder of the number of shares of Common Stock, for which this Warrant might have been exercised immediately prior to such Reorganization.  In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant.  Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Holder and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.

(b)
In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination of the outstanding shares of Common Stock, but including any change of the shares of Common Stock into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination of the outstanding shares of Common Stock, but including any change of the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger.

(c)
The above provisions of this Section 5 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

6.	In case at any time the Company shall propose:

(a)	to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution to all holders of Common Stock; or

(b)	to issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

(c)	to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 5; or

(d)	to effect any liquidation, dissolution or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder’s address as it shall appear in the Warrant Register, mailed at least 15 days  prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined or (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up.

7.
The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance.  The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

8.
The Warrant Shares issued upon exercise of the Warrant shall be subject to a stop transfer order.  The certificate or certificates evidencing such Warrant Shares shall bear the following  legend unless the Warrant Shares are registered pursuant to the Act:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (“Act”) and may not be transferred unless a registration statement under the Act is in effect as to that transfer or, in the opinion of counsel reasonably satisfactory to the Company, registration under the Act is not necessary for that transfer to comply with the Act.”

Whenever the Holder is able to demonstrate to CopyTele (and its counsel) that the provisions of Rule 144 under the Act are available to the Holder without limitation with respect to the Warrant Shares, the Holder shall be entitled to receive from the Company promptly, without expense, a certificate not bearing such legend.

9.
Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

10.
The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

11.	This Warrant shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York.

Dated:  August 20, 2009

COPYTELE, INC.

By: /s/ Denis A. Krusos
Denis A. Krusos
Chairman & CEO

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED, ______________________ hereby sells, assigns, and transfers unto

Name ________________________________

Address_______________________________
______________________________________
______________________________________

Social Security or Tax Identification Number
______________________________________

a Warrant to purchase __________ shares of Common Stock, $.01 par value per share, of CopyTele, Inc.(the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _______________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: _________________

Name ________________________________

Address_______________________________
______________________________________
______________________________________

Social Security or Tax Identification Number
______________________________________

Signature ______________________________

NOTE:	The above signature should correspond exactly with the name on the first page of this Warrant

FORM OF ELECTION TO EXERCISE

To:           CopyTele, Inc.

The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant and tenders payment herewith in accordance with the terms thereof in the amount of $_________ by certified or cashier’s check or by wire transfer of immediately available funds and requests that certificates for such securities be issued in the name of, and delivered to:

Name ________________________________

Address_______________________________
______________________________________
______________________________________

Social Security or Tax Identification Number __________________

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: _________________

Name ________________________________

Address_______________________________
______________________________________
______________________________________

Social Security or Tax Identification Number
______________________________________

Signature ______________________________

NOTE:	The above signature should correspond exactly with the name on the first page of this Warrant or with the name of the assignee appearing in the Form of Assignment